EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-164483 and Amendment No. 1 to Registration Statement No. 333-150239 on Form S-3 and in Registration Statement No. 333-156084 on Form S-8 of our report dated February 24, 2010, relating to the Balance Sheet of Genesis Energy, LLC appearing in this Current Report on Form 8-K of Genesis Energy, L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 24, 2010